Exhibit 21.1
List of Subsidiaries

As of December 31, 2014, the following entities are subsidiaries of FXCM Inc.:

Name of Subsidiary	State of Organization
FXCM Holdings, LLC	Delaware
FXCM Newco, LLC (1)	Delaware
Forex Capital Markets LLC	Delaware
Forex Trading L.L.C.	Delaware
Yozma LLC	Delaware
FXCM Futures LLC	Delaware
FXCM Pro LLC	Delaware
FXCM Systems, LLC	Delaware
FXCM Partners, LLC	Delaware
FXCM Seoul, LLC	South Korea
FXCM Asia Limited	Hong Kong
Forex Capital Markets Limited	England and Wales
FXCM Australia Pacific Pty Limited	Australia
Famous Group International Limited	Hong Kong
Technementals Technology (Shenzhen) Co., Ltd.	China
Technementals Technologies (Bulgaria) EAD	Bulgaria
Financial Horizons Capital, LLC	Delaware
Horizons Funding, LLC	Delaware
ODL Group Limited	England and Wales
FXCM UK Holdings Limited	England and Wales
FXCM Japan Securities Co. Ltd.	Japan
FXCM Nominees Limited	England and Wales
Online Courses, LLC	Delaware
FX EDU, LLC	Delaware
FXCM DMCC	UAE
FXCM Securities Limited	England and Wales
Salex Holding SRL	Italy
FXCM Bullion Limited	Hong Kong
FXCM UK Holdings Limited	England and Wales
Orchid Hill Consulting Limited	Hong Kong
FXCM Consulting Limited	China
V3 Markets, LLC	Delaware
Faros Trading, LLC	Delaware
FXCM Markets Limited	Bermuda
FXCM UK Merger Limited	England
Lucid Markets Trading Limited	England
FXCM Seoul, LLC	South Korea
FXCM Consulting Limited	Shanghai
(1) FXCM Newco, LLC became a subsidiary of FXCM Inc. effective January 16, 2015